                                                                    Exhibit 99.1



                                                       Contact: Dime
                                                                William S. Burns
                                                                (212) 326-6170



FOR IMMEDIATE RELEASE


                 DIME BANCORP REPORTS RECORD QUARTERLY EARNINGS-
                          40% INCREASE FROM PRIOR YEAR


      New York, NY - October 15, 2001 - Dime Bancorp, Inc. (NYSE: DME) today reported record quarterly net income of $96.9 million for the third quarter of 2001, or $0.77 per diluted share, versus a net loss of $16.5 million, or $0.16 per diluted share, for the 2000 third quarter and net income of $87.8 million, or $0.72 per diluted share, for the 2001 second quarter.

      After adjusting for special charges incurred in prior periods, net income for the third quarter of 2001 represented a 39.6% increase from $69.4 million during the third quarter a year ago and an 8.6% increase from $89.2 million in the 2001 second quarter while diluted earnings per share were up 30.5% from $0.59 in the same quarter last year and up 5.5% from $0.73 for the 2001 second quarter.

      Return on average assets was 1.45% and return on average equity was 20.31% for the third quarter of 2001. In the third quarter of 2000, before special charges, return on average assets was 1.10% and return on average equity was 16.09%. In the second quarter of 2001, before special charges, return on average assets was 1.32% and return on average equity was 20.31%.

      Tony Terracciano, Dime's Chairman, said, "Our record performance in the third quarter reflected both the continued execution of our business plan and a more favorable interest rate environment. This result was achieved simultaneously with a continued focus on integration planning for our upcoming merger with Washington Mutual." Larry Toal, Dime's Chief Executive Officer, commented, "The combination of solid revenue growth, effective expense management and sound credit quality resulted in another quarter of record earnings performance. Revenue growth was driven by a 28 basis-point widening in our net interest margin as well as strong residential loan production."

      After-tax special charges incurred during the third quarter a year ago were $85.9 million relating to a series of profit improvement initiatives, including the designation for sale of approximately $2 billion of securities from Dime's portfolio and expense reduction actions, as well as defending against a hostile takeover attempt. Special charges were $1.4 million after taxes in the second quarter of 2001, reflecting primarily the accelerated vesting of certain restricted stock upon Dime's entering into a merger agreement with Washington Mutual, Inc. There were no special charges during the third quarter of 2001.

      For the third quarter of 2001, diluted cash earnings per share were $0.82, cash return on average tangible assets was 1.57%, and cash return on average tangible stockholders' equity was 28.95%. In the third quarter of 2000, excluding special charges, diluted cash earnings per share were $0.64, cash return on average tangible assets was 1.22%, and cash return on average tangible stockholders' equity was 24.96%. In the second quarter of 2001, excluding special charges, diluted cash earnings per share were $0.78, cash return on average tangible assets was 1.44%, and cash return on average tangible stockholders' equity was 30.17%.


NET INTEREST INCOME AND NET INTEREST MARGIN

      Net interest income increased to $189.4 million in the third quarter of 2001, up 20.8% from $156.8 million in the third quarter of 2000 and up 7.5% from $176.2 million in the second quarter of 2001. The increase versus the year-ago quarter resulted from a 39 basis-point widening of the net interest margin and an increase in average interest earning assets. The increase versus the second quarter of 2001 resulted from a 28 basis-point increase in the net interest margin, partially offset by slightly lower average interest earning assets.

      The net interest margin for the 2001 third quarter was 3.23% versus 2.84% in the 2000 third quarter and 2.95% in the 2001 second quarter. The interest rate spread was 3.32%, 2.92% and 3.07% in the third quarter of 2001, the third quarter of 2000, and the second quarter of 2001, respectively. Dime's net interest margin and spread have continued to benefit from an improving asset/liability mix, including an increase in non-residential loans and a reduction in securities, as well as a reduced level of short-term interest rates and a steeper yield curve.


NON-INTEREST INCOME

      Non-interest income in the 2001 third quarter totaled $191.9 million, up 37.2% from $139.9 million (excluding special charges) in the 2000 third quarter and essentially unchanged from the second quarter of 2001. The increase in 2001 third quarter non-interest income versus the prior-year quarter primarily reflected substantially higher residential loan production, which resulted in higher gains on the sale of loans as well as higher loan production fees. Net gains on sales and related activities were $74.6 million in the 2001 third quarter, $36.0 million in the third quarter of 2000, and $73.2 million in the 2001 second quarter.


NON-INTEREST EXPENSE

      General and administrative expenses were $158.9 million in the 2001 third quarter, compared with $142.0 million in the 2000 third quarter and $150.5 million in the 2001 second quarter. The increases over prior periods were due primarily to higher variable expenses associated with increased residential loan production at Dime's mortgage banking subsidiary, North American Mortgage Company.

      Amortization and valuation adjustments of mortgage servicing assets and related hedging activities was $52.2 million in the 2001 third quarter versus $32.6 million in the 2000 third quarter and $62.2 million in the 2001 second quarter. The 2001 third quarter versus the prior year period was marked by significantly higher levels of mortgage servicing assets amortization resulting from increases in actual prepayment rates. The 2001 third quarter level was $9.9 million lower than the second quarter of 2001, primarily a result of lower levels of actual prepayments in our residential loan servicing portfolio, but still relatively high by historical standards, reflecting a continuation of the residential loan refinance wave.

      The efficiency ratio for the 2001 third quarter was 41.68%, compared with 47.85% in the year-ago quarter and 40.88% for the 2001 second quarter.

LOANS RECEIVABLE, SERVICING AND ORIGINATIONS

      At September 30, 2001, Dime's loans receivable portfolio totaled $16.5 billion, compared with $16.1 billion a year ago and $16.2 billion at June 30, 2001. Non-residential loans receivable (i.e., commercial real estate, consumer, and business loans) represented 53.4% of total loans receivable at September 30, 2001, up from 50.2% at September 30, 2000 and 52.6% at June 30, 2001.


      At September 30, 2001, Dime serviced $50.9 billion of loans for others, substantially all of which were residential real estate loans. This compares with $42.6 billion at September 30, 2000 and $49.2 billion at June 30, 2001. Excluding loans being subserviced, the weighted average note rate of residential loans serviced for others was 7.25% at September 30, 2001, compared with 7.37% at September 30, 2000 and 7.31% at June 30, 2001.

      During the third quarter of 2001, Dime's mortgage banking business generated $11.2 billion in originations. Residential mortgage originations totaled $5.6 billion for the third quarter of 2000 and $12.4 billion for the second quarter of 2001. The residential mortgage pipeline was $14.1 billion at September 30, 2001, compared with $7.0 billion at September 30, 2000 and $14.0 billion at June 30, 2001.


ASSET QUALITY

      The allowance for loan losses was $152.7 million at September 30, 2001 versus $146.7 million at September 30, 2000 and $150.3 million at June 30, 2001. As a percentage of nonaccrual loans, the allowance for loan losses was 245.4%, 198.3%, and 242.3% at September 30, 2001, September 30, 2000 and June 30, 2001,
respectively. As a percentage of total loans receivable, the allowance for loan losses was 0.93%, 0.91%, and 0.93% at September 30, 2001, September 30, 2000 and June 30, 2001, respectively.

      At September 30, 2001, nonperforming assets were $71.7 million, or 0.26% of total assets, compared with $91.3 million, or 0.36% of total assets, at September 30, 2000 and $72.4 million, or 0.27% of total assets, at June 30, 2001.

      The provision for loan losses was $14.0 million in the 2001 third quarter, versus $7.0 million in the 2000 third quarter and $11.0 million in the 2001 second quarter. Net charge-offs were $11.7 million in the 2001 third quarter, compared with $3.8 million in the 2000 third quarter and $7.9 million in the 2001 second quarter.


      At September 30, 2001, Dime had assets of $27.1 billion and deposits of $14.6 billion. Its principal subsidiary, The Dime Savings Bank of New York, FSB (www.dime.com), is a regional bank serving consumers and businesses throughout the greater New York City metropolitan area. Directly and through its mortgage banking subsidiary, North American Mortgage Company (www.namc.com), Dime also provides consumer loans, insurance products and mortgage banking services throughout the United States.

      On June 25, 2001, Dime entered into an Agreement and Plan of Merger with Washington Mutual, Inc. The transaction remains subject to Dime shareholder and regulatory approvals. Proxy materials are expected to be mailed on or about October 22, 2001 to Dime shareholders of record at the close of business on October 5, 2001. The Special Meeting for shareholders to vote on the merger is scheduled for November 27, 2001. The transaction is currently expected to close in January 2002.

Certain statements in Dime's press releases may be forward-looking. A variety of factors could cause Dime's actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of Dime's business include litigation, interest rate movements, competition from both financial and non-financial institutions, changes in applicable laws and regulations, the timing and occurrence (or non-occurrence) of transactions and events that may be subject to circumstances beyond Dime's control and general economic conditions, which may be adversely affected by the September 11th terrorist attacks.

Dime believes that "operating earnings," "cash operating earnings," "earnings data before special charges" and "cash earnings data before special charges" information, when taken in conjunction with reported results, provide useful information in evaluating performance on a comparable basis, although they are not currently a required basis for reporting financial results under generally accepted accounting principles.


                                      # # #

                       DIME BANCORP, INC. AND SUBSIDIARIES
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                   (unaudited)


                                                                       At or For the Three Months Ended
                                                      ------------------------------------------------------------------------------
                                                       Sept. 30,         June 30,      March 31,      Dec. 31,         Sept. 30,
                                                         2001              2001          2001            2000            2000
                                                      -----------      -----------    -----------    -----------    ----------------
REPORTED BASIS
Net income (loss) (in thousands)                      $    96,860      $    87,831    $    81,524    $    71,476    $   (16,539)
Basic earnings (loss) per common share                       0.83             0.77           0.71           0.65          (0.16)
Diluted earnings (loss) per common share                     0.77             0.72           0.67           0.58          (0.16)
Return on average assets                                     1.45%            1.30%          1.28%          1.14%            NM%
Return on average stockholders' equity                      20.31            20.00          18.84          16.13             NM

EARNINGS DATA BEFORE SPECIAL CHARGES (1)
Net income (loss) as reported (in thousands)          $    96,860      $    87,831    $    81,524    $    71,476    $   (16,539)
Special charges, net of income taxes (in thousands)             -            1,376              -            982         85,920
                                                      -----------      -----------    -----------    -----------    -----------
Net income before special charges (in thousands)      $    96,860      $    89,207    $    81,524    $    72,458    $    69,381
                                                      ===========      ===========    ===========    ===========    ===========
Basic earnings per common share                       $      0.83      $      0.78    $      0.71    $      0.66    $      0.63
Diluted earnings per common share                            0.77             0.73           0.67           0.59           0.59
Return on average assets                                     1.45%            1.32%          1.28%          1.16%          1.10%
Return on average stockholders' equity                      20.31            20.31          18.84          16.35          16.09
Non-interest income to total revenues                       50.33            52.14          57.36          48.89          47.16
Efficiency ratio                                            41.68            40.88          38.48          45.93          47.85

CASH EARNINGS DATA BEFORE SPECIAL CHARGES (2)
Cash earnings before special charges (in thousands)   $   103,121      $    95,468    $    87,787    $    78,818    $    75,457
Basic earnings per common share                              0.88             0.83           0.76           0.72           0.68
Diluted earnings per common share                            0.82             0.78           0.72           0.64           0.64
Return on average tangible assets                            1.57%            1.44%          1.40%          1.28%          1.22%
Return on average tangible stockholders' equity             28.95            30.17          28.51          24.91          24.96

ASSET QUALITY (dollars in thousands)
Non-performing assets:
   Non-accrual loans                                  $    62,209      $    62,048    $    60,406    $    67,163    $    73,958
   Other real estate owned, net                             9,526           10,394         10,232         20,372         17,331
                                                      -----------      -----------    -----------    -----------    -----------
Total non-performing assets                           $    71,735      $    72,442    $    70,638    $    87,535    $    91,289
                                                      ===========      ===========    ===========    ===========    ===========

Non-performing assets to total assets                        0.26%            0.27%          0.26%          0.34%          0.36%
Non-accrual loans to loans receivable                        0.38             0.38           0.37           0.41           0.46
Allowance for loan losses                             $   152,652      $   150,337    $   147,210    $   144,362    $   146,655
Allowance for loan losses to:
   Loans receivable                                          0.93%            0.93%          0.90%          0.89%          0.91%
   Non-accrual loans                                       245.39           242.29         243.70         214.94         198.29

CAPITAL RATIOS
Total stockholders' equity to total assets                   7.36%            6.78%          6.35%          6.71%          7.08%
The Dime Savings Bank of New York, FSB:
   Tangible and core                                         6.66(3)          6.04           5.80           5.83           5.86
   Tier 1 risk-based                                         9.89(3)          8.96           8.66           8.54           8.66
   Total risk-based                                         11.44(3)         10.51          10.19          10.11          10.13

OTHER PERIOD END DATA
Common shares outstanding (in thousands)                  118,203          116,451        114,554        116,851        109,635
Diluted book value per common share                   $     16.88      $     15.74    $     15.00    $     14.76    $     14.68
Diluted tangible book value per common share                12.81            11.53          10.65          10.42          10.47
Loans serviced for others (in millions)                    50,866           49,165         45,006         44,143         42,555


                                                                               At or For
                                                                         the Nine Months Ended
                                                                    --------------------------------
                                                                     Sept. 30,            Sept. 30,
                                                                       2001                 2000
                                                                    -----------          -----------
REPORTED BASIS
Net income (loss) (in thousands)                                    $   266,215          $    83,177
Basic earnings (loss) per common share                                     2.30                 0.75
Diluted earnings (loss) per common share                                   2.16                 0.74
Return on average assets                                                   1.34%                0.46%
Return on average stockholders' equity                                    19.73                 6.91

EARNINGS DATA BEFORE SPECIAL CHARGES (1)
Net income (loss) as reported (in thousands)                        $   266,215          $    83,177
Special charges, net of income taxes (in thousands)                       1,376              118,093
                                                                    -----------          -----------
Net income before special charges (in thousands)                    $   267,591          $   201,270
                                                                    ===========          ===========
Basic earnings per common share                                     $      2.31          $      1.82
Diluted earnings per common share                                          2.17                 1.77
Return on average assets                                                   1.35%                1.10%
Return on average stockholders' equity                                    19.83                16.73
Non-interest income to total revenues                                     53.25                46.50
Efficiency ratio                                                          40.35                48.32

CASH EARNINGS DATA BEFORE SPECIAL CHARGES (2)
Cash earnings before special charges (in thousands)                 $   286,376          $   220,166
Basic earnings per common share                                            2.47                 1.99
Diluted earnings per common share                                          2.33                 1.94
Return on average tangible assets                                          1.47%                1.23%
Return on average tangible stockholders' equity                           29.19                27.13

ASSET QUALITY (dollars in thousands)
Non-performing assets:
   Non-accrual loans                                                $    62,209          $    73,958
   Other real estate owned, net                                           9,526               17,331
                                                                    -----------          -----------
Total non-performing assets                                         $    71,735          $    91,289
                                                                    ===========          ===========

Non-performing assets to total assets                                      0.26%                0.36%
Non-accrual loans to loans receivable                                      0.38                 0.46
Allowance for loan losses                                           $   152,652          $   146,655
Allowance for loan losses to:
   Loans receivable                                                        0.93%                0.91%
   Non-accrual loans                                                     245.39               198.29

CAPITAL RATIOS
Total stockholders' equity to total assets                                 7.36%                7.08%
The Dime Savings Bank of New York, FSB:
   Tangible and core                                                       6.66(3)              5.86
   Tier 1 risk-based                                                       9.89(3)              8.66
   Total risk-based                                                       11.44(3)             10.13

OTHER PERIOD END DATA
Common shares outstanding (in thousands)                                118,203              109,635
Diluted book value per common share                                 $     16.88          $     14.68
Diluted tangible book value per common share                              12.81                10.47
Loans serviced for others (in millions)                                  50,866               42,555

(1) Special charges include amounts reported in the Consolidated Statements of Operations under the captions "Restructuring and other special charges" and "Loss upon designation for sale of mortgage-backed securities."
(2)      Cash earnings exclude amortization of goodwill, net of taxes.
(3)      Preliminary.
NM = Not meaningful.

                      DIME BANCORP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                            THREE MONTHS ENDED                                 NINE MONTHS ENDED
                                              -----------------------------------------------------    ----------------------------
                                            SEPT. 30,   JUNE 30,   MARCH 31,   DEC. 31,   SEPT. 30,     SEPT. 30,      SEPT. 30,
                                              2001       2001        2001        2000        2000         2001           2000
                                            --------   --------   ---------    --------   ---------    -----------    -----------
INTEREST INCOME
Loans held for sale                         $ 83,179   $ 86,749   $  60,867    $ 50,865   $  46,956    $   230,795    $   110,552
Residential real estate loans receivable     135,178    136,736     143,578     146,567     146,220        415,492        438,816
Commercial real estate loans receivable       68,011     74,377      79,357      86,239      82,569        221,745        227,494
Consumer loans receivable                     55,649     56,308      62,214      64,876      61,147        174,171        170,902
Business loans receivable                     18,251     20,423      24,216      26,292      25,540         62,890         72,414
Securities available for sale                 35,604     40,954      48,224      60,425      73,156        124,782        211,608
Other interest-earning assets                  7,603      9,200       9,016       8,796       8,595         25,819         25,794
                                            --------   --------   ---------    --------   ---------    -----------    -----------
      Total interest income                  403,475    424,747     427,472     444,060     444,183      1,255,694      1,257,580
                                            --------   --------   ---------    --------   ---------    -----------    -----------
INTEREST EXPENSE
Deposits                                     114,713    127,169     135,048     139,581     137,729        376,930        400,491
Borrowed funds                                99,349    121,372     134,057     148,720     149,684        354,778        389,502
                                            --------   --------   ---------    --------   ---------    -----------    -----------
      Total interest expense                 214,062    248,541     269,105     288,301     287,413        731,708        789,993
                                            --------   --------   ---------    --------   ---------    -----------    -----------
      Net interest income                    189,413    176,206     158,367     155,759     156,770        523,986        467,587
Provision for loan losses                     14,000     11,000      17,000       7,000       7,000         42,000         21,000
                                            --------   --------   ---------    --------   ---------    -----------    -----------
      Net interest income after provision
         for loan losses                     175,413    165,206     141,367     148,759     149,770        481,986        446,587
                                            --------   --------   ---------    --------   ---------    -----------    -----------
NON-INTEREST INCOME
Loan servicing and production fees            87,857     88,657      82,168      75,269      73,227        258,682        211,336
Banking service fees                          16,829     16,904      15,854      16,285      16,709         49,587         48,648
Securities and insurance brokerage fees        9,614      9,936      10,707       8,815      10,167         30,257         32,014
Loss upon designation for sale of
  mortgage-backed securities                      --         --          --          --     (87,441)            --        (87,441)
Net gains on sales and related activities     74,631     73,158     100,478      44,679      35,998        248,267        103,156
Other                                          3,011      3,280       3,804       3,957       3,797         10,095         11,332
                                            --------   --------   ---------    --------   ---------    -----------    -----------
      Total non-interest income              191,942    191,935     213,011     149,005      52,457        596,888        319,045
                                            --------   --------   ---------    --------   ---------    -----------    -----------
NON-INTEREST EXPENSE
 General and administrative  expense:
  Compensation and employee benefits          94,468     88,989      81,139      75,129      77,237        264,596        228,685
  Occupancy and equipment                     26,185     25,106      27,681      27,723      27,960         78,972         83,686
  Other                                       38,291     36,389      34,076      37,137      36,772        108,756        109,968
                                            --------   --------   ---------    --------   ---------    -----------    -----------
      Total general and administrative
       expense                               158,944    150,484     142,896     139,989     141,969        452,324        422,339
Amortization and valuation adjustments of
  mortgage servicing assets and related
  hedging activities                          52,225     62,154      62,646      38,343      32,631        177,025         92,872
Amortization of goodwill                       8,308      8,308       8,310       8,496       8,329         24,926         25,046
Restructuring and other special charges           --      2,101          --       1,512      43,537          2,101         97,792
                                            --------   --------   ---------    --------   ---------    -----------    -----------
      Total non-interest expense             219,477    223,047     213,852     188,340     226,466        656,376        638,049
                                            --------   --------   ---------    --------   ---------    -----------    -----------
Income (loss) before income tax expense
  (benefit) and cumulative effect of
  a change in accounting principle           147,878    134,094     140,526     109,424     (24,239)       422,498        127,583
Income tax expense (benefit)                  51,018     46,263      48,481      37,948      (7,700)       145,762         44,406
                                            --------   --------   ---------    --------   ---------    -----------    -----------
Income (loss) before cumulative effect
  of a change in accounting principle         96,860     87,831      92,045      71,476     (16,539)       276,736         83,177
Cumulative effect of a change in
  accounting principle, net of tax benefit        --         --     (10,521)         --          --        (10,521)            --
                                            --------   --------   ---------    --------   ---------    -----------    -----------
Net income (loss)                           $ 96,860   $ 87,831   $  81,524    $ 71,476   $ (16,539)   $   266,215    $    83,177
                                            ========   ========   =========    ========   =========    ===========    ===========

                       DIME BANCORP, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF OPERATIONS - (CONTINUED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                       THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                     ------------------------------------------------------     -----------------
                                                     SEPT. 30,    JUNE 30,  MARCH 31,  DEC. 31,   SEPT. 30,    SEPT. 30,  SEPT. 30,
                                                       2001        2001       2001       2000        2000        2001       2000
                                                      --------   --------   --------   --------   ---------    --------   --------
Income (loss) applicable to common stockholders
  for basic earnings (loss) per common share:
      Income (loss) before cumulative effect
         of a change in accounting principle          $ 96,860   $ 87,831   $ 92,045   $ 70,115   $ (17,500)   $276,736   $ 82,216
      Net income (loss)                                 96,860     87,831     81,524     70,115     (17,500)    266,215     82,216
Income (loss) applicable to common stockholders
  for diluted earnings (loss) per
  common share:
      Income (loss) before cumulative effect
         of a change in accounting principle            96,860     87,831     92,045     71,476     (17,500)    276,736     82,216
      Net income (loss)                                 96,860     87,831     81,524     71,476     (17,500)    266,215     82,216

PER COMMON SHARE
Basic earnings (loss):
   Income (loss) before cumulative effect
      of a change in accounting principle             $   0.83   $   0.77   $   0.80   $   0.65   $   (0.16)   $   2.39   $   0.75
  Net income (loss)                                       0.83       0.77       0.71       0.65       (0.16)       2.30       0.75

Diluted earnings (loss):
   Income (loss) before cumulative effect
      of a change in accounting principle                 0.77       0.72       0.76       0.58       (0.16)       2.25       0.74
  Net income (loss)                                       0.77       0.72       0.67       0.58       (0.16)       2.16       0.74

Cash dividends declared                                   0.12       0.12       0.10       0.10        0.08        0.34       0.22

AVERAGE COMMON SHARES OUTSTANDING
Basic                                                  117,379    114,525    115,629    107,092     109,323     115,851    110,048
Diluted                                                125,575    122,221    121,393    123,649     109,323     123,078    110,659


                       DIME BANCORP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                    SEPTEMBER 30,      JUNE 30,      MARCH 31,      DECEMBER 31,     SEPTEMBER 30,
                                                        2001             2001          2001             2000            2000
                                                    ------------    ------------    ------------    ------------    ------------
ASSETS
Cash and due from banks                             $    395,726    $    390,625    $    414,918    $    421,685    $    325,721
Money market investments                                  85,662          89,678          68,688          13,626          13,085
Securities available for sale                          2,270,833       2,194,005       2,331,806       2,851,043       3,341,773
Federal Home Loan Bank of New York stock                 404,109         393,021         364,345         346,770         328,732
Loans held for sale                                    4,350,209       4,858,396       4,747,676       2,804,767       2,363,552
Loans receivable, net:
   Residential real estate loans                       7,688,742       7,693,965       7,886,309       7,916,035       7,995,503
   Commercial real estate loans                        4,513,200       4,326,542       4,280,231       4,152,874       3,973,993
   Consumer loans                                      3,281,127       3,133,702       3,042,698       3,050,377       2,941,984
   Business loans                                      1,012,547       1,085,229       1,108,569       1,167,878       1,139,558
                                                    ------------    ------------    ------------    ------------    ------------
      Total loans receivable                          16,495,616      16,239,438      16,317,807      16,287,164      16,051,038
   Allowance for loan losses                            (152,652)       (150,337)       (147,210)       (144,362)       (146,655)
                                                    ------------    ------------    ------------    ------------    ------------
      Total loans receivable, net                     16,342,964      16,089,101      16,170,597      16,142,802      15,904,383
                                                    ------------    ------------    ------------    ------------    ------------
Premises and equipment, net                              183,330         186,079         186,589         187,746         188,125
Mortgage servicing assets, net                           887,167         924,802         852,703       1,021,861         980,228
Goodwill                                                 478,394         486,702         495,010         503,320         508,928
Other assets                                           1,707,126       1,434,893       1,417,709       1,394,208       1,277,815
                                                    ------------    ------------    ------------    ------------    ------------
Total assets                                        $ 27,105,520    $ 27,047,302    $ 27,050,041    $ 25,687,828    $ 25,232,342
                                                    ============    ============    ============    ============    ============

LIABILITIES
Deposits                                            $ 14,561,911    $ 14,631,636    $ 14,593,669    $ 13,976,941    $ 13,903,058
Federal funds purchased and securities sold under
   agreements to repurchase                            3,232,896       3,233,468       3,063,255       3,082,322       3,260,488
Other short-term borrowings                            4,819,148       4,779,902       4,831,562       4,545,199       4,640,463
Guaranteed preferred beneficial interests in Dime
   Bancorp, Inc.'s junior subordinated deferrable
   interest debentures                                   152,262         152,255         152,249         152,243         152,236
Other long-term debt                                   1,401,693       1,740,761       1,923,704       1,722,623       1,004,769
Other liabilities                                        942,121         676,663         767,509         483,661         485,158
                                                    ------------    ------------    ------------    ------------    ------------
      Total liabilities                               25,110,031      25,214,685      25,331,948      23,962,989      23,446,172
                                                    ------------    ------------    ------------    ------------    ------------

STOCKHOLDERS' EQUITY
Preferred stock                                               --              --              --              --         168,931
Common stock                                               1,203           1,203           1,203           1,203           1,203
Additional paid-in capital                             1,185,543       1,163,088       1,155,348       1,153,376       1,154,827
Warrants                                                  46,722          46,722          46,722          46,722          41,235
Retained earnings                                        830,716         762,141         703,640         643,838         723,572
Treasury stock, at cost                                  (64,263)       (114,674)       (161,788)        (87,225)       (253,420)
Accumulated other comprehensive loss                      (1,170)        (22,240)        (20,787)        (30,191)        (46,733)
Unearned compensation                                     (3,262)         (3,623)         (6,245)         (2,884)         (3,445)
                                                    ------------    ------------    ------------    ------------    ------------
      Total stockholders' equity                       1,995,489       1,832,617       1,718,093       1,724,839       1,786,170
                                                    ------------    ------------    ------------    ------------    ------------
Total liabilities and stockholders' equity          $ 27,105,520    $ 27,047,302    $ 27,050,041    $ 25,687,828    $ 25,232,342
                                                    ============    ============    ============    ============    ============

                       DIME BANCORP, INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF AVERAGE FINANCIAL CONDITION
                            TAXABLE EQUIVALENT BASIS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                             THREE MONTHS ENDED
                                                   --------------------------------------------------------------------------------
                                                      SEPTEMBER 30, 2001            JUNE 30, 2001             SEPTEMBER 30, 2000
                                                   ----------------------        ----------------------       ---------------------
                                                                 AVERAGE                        AVERAGE                    AVERAGE
                                                    AVERAGE       YIELD/         AVERAGE         YIELD/         AVERAGE     YIELD/
                                                    BALANCE        COST          BALANCE         COST           BALANCE      COST
                                                   ----------    --------        -------        -------       -----------  -------
ASSETS
Interest-earning assets:
   Loans held for sale                            $ 4,480,140      7.38%       $ 4,745,754        7.33%       $ 2,176,925     8.60%
   Loans receivable:
      Residential real estate                       7,736,232      6.99          7,747,362        7.06          8,075,310     7.24
      Commercial real estate                        4,344,181      6.25          4,258,760        6.99          3,911,865     8.43
      Consumer                                      3,209,162      6.88          3,077,687        7.34          2,873,719     8.49
      Business                                      1,029,321      7.04          1,092,926        7.49          1,108,100     9.16
                                                   ----------                   -----------                    ----------
            Total loans receivable                 16,318,896      6.78         16,176,735        7.12         15,968,994     7.89
                                                   ----------                   -----------                    ----------
   Securities available for sale:
      Mortgage-backed securities                    1,779,252      6.49          1,973,551        6.86          3,531,442     7.32
      Other                                           401,360      6.90            402,997        7.26            470,938     7.84
                                                   ----------                   -----------                    ----------
            Total securities available for sale     2,180,612      6.57          2,376,548        6.93          4,002,380     7.38
                                                   ----------                   -----------                    ----------
   Other interest-earning assets                      564,686      5.35            558,509        6.60            477,530     7.17
                                                   ----------                   -----------                    ----------
            Total interest-earning assets          23,544,334      6.84         23,857,546        7.13         22,625,829     7.85
                                                   ----------                   -----------                    ----------
Other assets                                        3,240,004                    3,098,737                      2,565,758
                                                   ----------                   ----------                     ----------
Total assets                                      $26,784,338                  $26,956,283                    $25,191,587
                                                   ==========                   ==========                     ==========

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
   Deposits:
      Core:
         Demand                                   $ 2,767,818      0.38        $ 2,795,912        0.35        $ 2,198,487     0.34
         Savings                                    2,323,618      2.16          2,272,274        2.15          2,323,481     2.16
         Money market                               3,141,203      2.96          3,184,387        3.44          3,166,359     4.42
                                                   ----------                   -----------                    ----------
            Total core                              8,232,639      1.87          8,252,573        2.04          7,688,327     2.57
      Time                                          6,304,249      4.78          6,348,428        5.39          6,345,445     5.52
                                                   ----------                   -----------                    ----------
            Total deposits                         14,536,888      3.13         14,601,001        3.49         14,033,772     3.90
                                                   ----------                   -----------                    ----------
   Borrowed funds:
      Federal funds purchased and securities
         sold under agreements to repurchase        3,176,905      3.63          3,466,341        4.44          3,900,374     6.57
      Other short-term borrowings                   4,748,158      3.71          4,517,919        4.47          3,810,397     6.35
      Long-term debt                                1,671,651      6.18          1,925,449        6.80          1,259,018     7.02
                                                   ----------                   -----------                    ----------
            Total borrowed funds                    9,596,714      4.11          9,909,709        4.91          8,969,789     6.54
                                                   ----------                   -----------                    ----------
            Total interest-bearing liabilities     24,133,602      3.52         24,510,710        4.06         23,003,561     4.93
                                                   ----------                   -----------                    ----------
Other liabilities                                     742,645                      688,624                        463,419
Stockholders' equity                                1,908,091                    1,756,949                      1,724,607
                                                   ----------                   -----------                    ----------
Total liabilities and stockholders' equity        $26,784,338                  $26,956,283                    $25,191,587
                                                   ==========                   ==========                     ==========

Interest rate spread                                               3.32                           3.07                        2.92
Net interest margin                                                3.23                           2.95                        2.84